EXHIBIT 99.1

     YOUTHSTREAM SELLS ITS MEDIA AND MARKETING SERVICES BUSINESSES TO ALLOY

NEW YORK, AUGUST 6, 2002 -- YouthStream Media Networks (Nasdaq: YSTM), today announced it has sold its high school and college targeted media and marketing services assets to Alloy. YouthStream received $7 million in cash as consideration for the transaction.

Harlan Peltz, Youthstream's Chairman said, "This sale enables us to direct our resources to developing our retail business. With this infusion of capital we are also well-positioned to refinance our debt obligations and explore strategic opportunities."

Except for the historical information herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, the Company's ability to timely execute its business plan, the Company's management of growth, changing consumer tastes, the impact of competitive products and pricing, conditions in the markets in which the Company conducts business, including the advertising, media and retail markets, general economic conditions, and other risks detailed from time to time in the Company's SEC reports, including the annual report filed on Form 10-K for the fiscal year ended June 30, 2001 and 10-Q for the fiscal quarters ended September 30, 2001, December 31, 2001, and March 31, 2002.